Exhibit 99.1

For further information contact:
James F. Conway III, Chairman,
President and Chief Executive Officer
or
Peter M. Folger
Senior Vice President and
Chief Financial Officer
(978) 251-6000
www.courier.com

News Release

Courier Renegotiates Agreement with Brazil Textbook Printer

Will Acquire Controlling Interest in Digital Page

North Chelmsford, MA, August 8, 2014—Courier Corporation (Nasdaq: CRRC), one of America’s leading innovators in book manufacturing, publishing and content management, today announced that it has renegotiated its agreement with Digital Page Grafica e Editora, a digital textbook printer based in Sao Paulo, Brazil. Under the revised terms, Courier will hold a 60% interest in Digital Page in place of the original 40% for the same $9 million investment amount as previously agreed, following the closing of the restructured transaction. The closing is expected to take place by the end of the calendar year.

Last October, Courier entered into an Investment Agreement to acquire a 40% equity interest in Digital Page for approximately $9 million. Subsequently, Courier funded bridge loans to Digital Page totaling $4.5 million, secured by a pledge of 40% of Digital Page’s equity interest. The bridge loans were to be credited toward the purchase price upon the closing of the Investment Agreement and matured on June 18, 2014.

As a result of Digital Page’s financial condition and inability to fulfill certain closing conditions set forth in the Investment Agreement, Courier entered into negotiations with the founder of Digital Page to restructure the investment, which concluded with mutually acceptable terms.

The agreement with Digital Page complements Courier’s agreement to license a version of its proprietary textbook customization platform to Santillana, which already has its own long-term printing and book manufacturing agreement with Digital Page. Through this three-way relationship, Courier hopes to extend its North American market leadership in customized four-color textbooks to South America’s largest education market.

About Courier Corporation

Courier Corporation is America’s second largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under three brands offering award-winning content and thousands of titles. Founded in 1824, the company is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

This news release includes forward-looking statements, including statements relating to the Company’s financial expectations for fiscal year 2014, including sales, EBITDA and earnings per share. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated.  Some of the factors that could affect actual results include, among others, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, increased concentration with a few customers, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets and contingent consideration, performance of investments in foreign subsidiaries and exposure to risks of operating internationally, restructuring and impairment charges required under generally accepted accounting principles, insolvency of key customers or vendors, changes in technology including migration from paper-based books to digital, changes in market growth rates, changes in obligations of multiemployer pension plans and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets, changes in raw material costs and availability, changes in the Company’s labor relations, changes in operating expenses including medical and energy costs, difficulties in the startup of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations and changes in the Company’s effective income tax rate.  Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate.  The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.